Exhibit 9.1

Contact Information: Investor Relations 941-556-2601 investor-relations@roperind.com	Roper Industries, Inc.

FOR IMMEDIATE RELEASE

Roper Industries Announces Record Third Quarter Results

Sales Increase 18%; Net Earnings Increase 31%; Guidance Raised

Sarasota, Florida, October 24, 2011... Roper Industries, Inc.  (NYSE: ROP) reported record financial results for the third quarter ended September 30, 2011.

Net earnings were $110 million, a 31% increase over the third quarter of 2010, and diluted earnings per share were $1.12 versus $0.87 in the prior year.  Sales increased 18% to an all-time record of $713 million.  Orders for the quarter were a record $719 million.  Operating income was $167 million and operating margin expanded 230 basis points to 23.5% of sales.

During the quarter, EBITDA increased to $203 million or 28.6% of sales, and gross margin expanded to 53.7%.  Operating cash flow was $167 million representing 23% of sales.

“We are pleased to once again deliver record results in the quarter,” said Brian Jellison, Roper’s Chairman, President and CEO. “Our asset-light business model and continued focus on working capital resulted in free cash flow of $157 million, or 142% of net earnings.We delivered organic sales growth of 13% with strength throughout the enterprise.  This strong growth combined with outstanding operating performance drove substantial margin expansion in the quarter. We continue to see favorable trends in our businesses and we enter the fourth quarter with a record $876 million in backlog as bookings exceeded revenue for the 9th consecutive quarter.”

2011 Outlook and Guidance

As a result of the Company’s third quarter performance and outlook for the year, the Company is increasing its full year diluted earnings per share guidance to $4.29- $4.33 and establishing fourth quarter guidance of $1.18 - $1.22.  The Company’s guidance excludes any future acquisitions.

Table 1:  Sales Growth

Q3 2011
Total Sales Growth	18%
Acquisitions / Divestitures	3%
Foreign Currency	2%
Organic Growth	13%

Table 2: EBITDA [millions]

Q3 2011
Net Earnings	$110.3
Add: Interest Expense	15.4
Add: Income Taxes	42.3
Add: Depreciation	8.8
Add: Amortization	26.8
Rounding	(0.1)
EBITDA (A)	$203.5

Revenue (B)	$712.7

EBITDA Margin (A)/(B)	28.6%

Table 3:  Free Cash Flow and Cash Conversion [millions]

Q3 2011
Operating Cash Flow	$166.6
Less: Capital Expenditures	(9.8)
Free Cash Flow (A)	$156.8

Net Earnings (B)	$110.3

Cash Conversion (A) / (B)	142%

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, October 24, 2011.  The call can be accessed via webcast or by dialing +1 888-259-8389 (US/Canada) or +1 913-312-1448, using confirmation code 4786378.  Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.roperind.com) prior to the start of the call. Telephonic replays will be available for up to two weeks by calling +1 719-457-0820 and using the access code 4786378.

About Roper Industries

Roper Industries is a diversified growth company and is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper provides engineered products and solutions for global niche markets, including water, energy, transportation, medical, education, and SaaS-based information networks. Additional information about Roper is available on the Company’s website at www.roperind.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth and profit expectations.  Forward looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate our acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	September 30,	December 31,
ASSETS	2011	2010

CURRENT ASSETS:
Cash and cash equivalents	$246,454	$270,394
Accounts receivable	422,418	403,337
Inventories	211,582	178,559
Deferred taxes	34,141	32,894
Unbilled receivable	72,681	75,620
Other current assets	42,747	37,287
Total current assets	1,030,023	998,091

PROPERTY, PLANT AND EQUIPMENT, NET	106,965	103,487

OTHER ASSETS:
Goodwill	2,874,732	2,727,780
Other intangible assets, net	1,109,406	1,104,513
Deferred taxes	60,587	57,850
Other assets	76,725	77,803
Total other assets	4,121,450	3,967,946

TOTAL ASSETS	$5,258,438	$5,069,524

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$144,606	$137,778
Accrued liabilities	302,058	298,080
Deferred taxes	7,971	10,445
Current portion of long-term debt	71,194	93,342
Total current liabilities	525,829	539,645

NONCURRENT LIABILITIES:
Long-term debt	1,103,296	1,247,703
Deferred taxes	486,095	465,001
Other liabilities	74,555	66,268
Total liabilities	2,189,775	2,318,617

STOCKHOLDERS' EQUITY:
Common stock	982	971
Additional paid-in capital	1,087,245	1,045,286
Retained earnings	1,954,728	1,680,849
Accumulated other comprehensive earnings	45,681	43,978
Treasury stock	(19,973)	(20,177)
Total stockholders' equity	3,068,663	2,750,907

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,258,438	$5,069,524

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010

Net sales	$712,705	$605,088	$2,057,885	$1,706,633
Cost of sales	330,149	283,339	948,170	803,372

Gross profit	382,556	321,749	1,109,715	903,261

Selling, general and administrative expenses	215,341	193,516	636,530	555,125

Income from operations	167,215	128,233	473,185	348,136

Interest expense	15,373	17,134	48,265	49,608
Other income	690	2,631	8,644	1,421

Earnings from continuing operations before
income taxes	152,532	113,730	433,564	299,949

Income taxes	42,251	29,467	127,993	84,680

Net Earnings	$110,281	$84,263	$305,571	$215,269

Earnings per share:
Basic	$1.15	$0.89	$3.19	$2.29
Diluted	$1.12	$0.87	$3.11	$2.23

Weighted average common and common
equivalent shares outstanding:
Basic	96,083	94,312	95,792	94,046
Diluted	98,308	96,671	98,285	96,374

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended September 30,				Nine months ended September 30,
	2011		2010		2011		2010
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Industrial Technology	$185,258		$161,205		$538,695		$442,007
Energy Systems & Controls	150,385		123,458		425,768		348,523
Medical & Scientific Imaging	156,470		134,434		452,835		393,192
RF Technology	220,592		185,991		640,587		522,911
Total	$712,705		$605,088		$2,057,885		$1,706,633

Gross profit:
Industrial Technology	$91,238	49.2%	$82,383	51.1%	$269,020	49.9%	$223,825	50.6%
Energy Systems & Controls	81,832	54.4%	65,590	53.1%	232,390	54.6%	183,884	52.8%
Medical & Scientific Imaging	99,035	63.3%	82,610	61.5%	285,295	63.0%	238,427	60.6%
RF Technology	110,451	50.1%	91,166	49.0%	323,010	50.4%	257,125	49.2%
Total	$382,556	53.7%	$321,749	53.2%	$1,109,715	53.9%	$903,261	52.9%

Operating profit*:
Industrial Technology	$52,238	28.2%	$44,954	27.9%	$150,156	27.9%	$115,462	26.1%
Energy Systems & Controls	38,675	25.7%	28,611	23.2%	105,423	24.8%	76,606	22.0%
Medical & Scientific Imaging	38,610	24.7%	31,193	23.2%	108,999	24.1%	88,323	22.5%
RF Technology	52,552	23.8%	37,155	20.0%	150,413	23.5%	104,060	19.9%
Total	$182,075	25.5%	$141,913	23.5%	$514,991	25.0%	$384,451	22.5%

Net Orders:
Industrial Technology	$192,905		$169,887		$582,969		$488,665
Energy Systems & Controls	151,294		135,224		436,633		377,484
Medical & Scientific Imaging	159,140		152,499		459,452		418,874
RF Technology	215,244		196,265		649,513		555,427
Total	$718,583		$653,875		$2,128,567		$1,840,450

* Operating profit is before unallocated corporate general and administrative expenses. These expenses were $14,860 and $13,680 for the three months ended September 30, 2011 and 2010, respectively and
$41,806 and $36,315 for the nine months ended September 30, 2011 and 2010, respectively.

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Nine months ended
	September 30,
	2011	2010

Net earnings	$305,571	$215,269
Non-cash items:
Depreciation	27,669	27,271
Amortization	77,056	61,430
Stock-based compensation expense	23,466	19,384
Income taxes	5,888	10,943
Changes in assets and liabilities:
Receivables	(16,531)	(13,118)
Inventory	(28,422)	(7,277)
Accounts payable	3,910	22,549
Accrued liabilities	12,806	10,561
Other, net	(2,339)	(2,594)
Cash provided by operating activities	409,074	344,418

Business acquisitions, net of cash acquired	(227,197)	(536,413)
Capital expenditures	(29,143)	(20,391)
Other, net	(132)	1,815
Cash used by investing activities	(256,472)	(554,989)

Principal debt payments	(25,057)	(20,123)
Revolver borrowings (payments), net	(145,000)	318,000
Dividends	(31,529)	(26,722)
Excess tax benefit from share-based payment	4,101	4,287
Proceeds from exercise of stock options	14,479	16,955
Other, net	1,052	922
Cash provided by (used in) financing activities	(181,954)	293,319

Effect of exchange rate changes on cash	5,412	357

Net increase (decrease) in cash and equivalents	(23,940)	83,105
Cash and equivalents, beginning of period	270,394	167,708

Cash and equivalents, end of period	$246,454	$250,813